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                                    EXHIBIT 5

International Electronics, Inc.
427 Turnpike Street
Canton, MA  02021

     RE: Registration Statement on Form S-8 relating to the August 1988 Stock Option Plan, the January 1989 Stock Option Plan, the September 1989 Stock Option Plan, the June 1990 Stock Option Plan, the August 1990 Stock Option Plan, the July 1992 Stock Option Plan, the October 1993 Stock Option Plan, the May 1994 Stock Option Plan, the September 1995 Stock Option Plan, and the 1999 Stock Option Plan of International Electronics, Inc. (the "Plans") and the Employee and Consultant Warrant Agreements (the "Agreements")

Dear Sir or Madam:

     Reference is made to the above-captioned Registration Statement on Form S-8 (the "Registration Statement") filed by International Electronics, Inc. (the "Company") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 552,851 shares of Common Stock, $.01 par value per share, of the Company issuable pursuant to the Plans and Agreements (the "Shares").

     We have examined, and are familiar with, and have relied as to factual matters solely upon, copies of the Plans, copies of the Agreements, the Articles of Organization, as amended, and the By-Laws of the Company and originals of such other documents, certificates and proceedings as we have deemed necessary for the purpose of rendering this opinion.

     Based on the foregoing, we are of the opinion that the Shares have duly authorized and, when issued and paid for in accordance with the terms of the related Plans and Agreements, the terms of any option and warrant granted thereunder and the terms of any related agreements with the Company, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto.

                                                          Very truly yours,



July 2, 2002                                           COHAN RASNICK MYERSON LLP